UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2012 (January 1, 2013)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, the 2012 annual meeting of Magnum Hunter Resources Corporation (the “Company”) has been rescheduled for January 17, 2013 (the “Annual Meeting”).  In connection with the prior postponements of the Annual Meeting, the New York Stock Exchange (the “NYSE”) notified the Company on October 16, 2012 that the Company was at risk of violating Section 302.00 of the NYSE’s listing standards (“Section 302.00”), which requires listed companies to hold an annual shareholders’ meeting during each fiscal year.  On November 19, 2012, the Company requested an extension of time within which to hold the Annual Meeting.  On November 30, 2012, the NYSE granted the Company’s requested extension and agreed to waive the requirement of Section 302.00 provided that the Company holds the Annual Meeting on January 17, 2013, the presently scheduled date.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 31, 2012	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer